Exhibit 99.1

Susquehanna Bancshares, Inc. Announces Third Quarter 2012 Results

Third Quarter Highlights

  GAAP EPS of $0.20; Includes Merger-Related Expenses and Loss on Redemption of Trust Preferred Securities
  Credit Quality Trends Continue to Improve; Nonaccrual Loans and Leases Decline 7% from June 30, 2012
  Steady Organic Loan Growth Continues; Commercial Loans Increase 3.2% over June 30, 2012
  Fourth Quarter Dividend Increase to $0.07 Per Share

LITITZ, Pa.--(BUSINESS WIRE)--October 24, 2012--Susquehanna Bancshares, Inc. (Susquehanna) (NASDAQ: SUSQ) today announced that it earned net income for the third quarter ended September 30, 2012 of $36.7 million, or $0.20 per diluted share, compared to net income of $15.0 million for the third quarter of 2011, or $0.12 per diluted share. Net income for the first nine months of 2012 was $98.0 million, or $0.54 per diluted share, compared with $35.8 million, or $0.28 per diluted share for the first nine months of 2011.

"Our focus on executing our strategic objectives is evident in these strong third quarter results," said William J. Reuter, Chairman and Chief Executive Officer. "Loan and deposit growth and credit quality continue to trend in the right direction, and we are seeing positive momentum in revenue activity across all business lines, all leading to improved core profitability and shareholder return.”

Linked Quarter Results (Third Quarter 2012 vs. Second Quarter 2012)

  Loans and leases increased $89.7 million, or 0.7%, from June 30, 2012 to $12.7 billion at September 30, 2012, as significant growth in commercial loans, consumer loans and leases was offset by decreases in real estate construction and commercial real estate loans.
    Excluding real estate construction loans, loans and leases increased by $122.4 million, or 1.1%.
    Commercial loans increased 3.2%.
    Real estate – construction loans decreased 3.5%.
    Real estate secured – residential loans increased 2.0%.
    Real estate secured – commercial loans decreased 2.1%.
    Consumer loans increased 3.0%.
    Leases increased 5.4%.
  Total deposits remained generally flat, growing $34.9 million to $12.7 billion as of September 30, 2012, as a 3.4% increase in core deposits was offset by a decrease in time deposits.

    Non-interest bearing demand deposits decreased 0.6%.
    Interest-bearing demand deposits increased 5.4%.
    Savings deposits were generally flat.
    Time deposits decreased 5.8%.
  Non-core items for the third quarter of 2012 were merger related expenses and loss on extinguishment of debt, totaling $4.5 million, after tax. During the third quarter, Susquehanna completed the redemption of $175 million in certain trust preferred securities, funded with available cash and proceeds from a $150 million offering of senior notes also completed during the quarter. In connection with the redemptions, Susquehanna incurred losses on the extinguishment of debt due to the write-off of capitalized debt issuance costs.
  Net interest margin decreased 18 basis points to 3.92% compared to 4.10% for the second quarter of 2012, resulting principally from the impact of purchase accounting in connection with the acquisition of Tower Bancorp, Inc. (“Tower”).
  Non-interest income increased to $43.7 million for the third quarter of 2012. The $3.9 million increase was driven by an 18% increase in mortgage banking revenue and increased gains from the sale of SBA loans, as well as a gain on the sale of other real estate owned of $2.0 million and an increase in deposit service fees.
  Non-interest expense for the third quarter of 2012 increased to $122.9 million, including pre-tax merger related expenses of $1.5 million and loss on extinguishment of debt of $5.5 million.

Linked Quarter Results (Third Quarter 2012 vs. Second Quarter 2012) (Continued)

  The efficiency ratio for the third quarter of 2012 improved to 58.98% from 60.21% for the second quarter of 2012, in each case calculated after excluding pre-tax merger related expenses and loss on extinguishment of debt.
  Net charge-offs as a percentage of average loans and leases for the quarter ended September 30, 2012 was 0.62% compared to 0.65% for the second quarter of 2012. Non-performing assets as a percentage of loans, leases and foreclosed real estate owned decreased 10 basis points from June 30, 2012 to 1.16% at September 30, 2012. The provision for loan and lease losses for the quarter ended September 30, 2012 was $16.0 million, unchanged from the quarter ended June 30, 2012. The allowance for loan and lease losses was $186.9 million at September 30, 2012, representing 1.47% of total loans and leases and 158% of nonaccrual loans and leases, compared to $190.6 million at June 30, 2012, representing 1.51% of total loans and leases and 150% of nonaccrual loans and leases.

Third Quarter Results (Third Quarter 2012 vs. Third Quarter 2011)

  Loans and leases increased 30.6% from September 30, 2011 to $12.7 billion at September 30, 2012.

    Growth in loans and leases consisted of:

      $630.3 million acquired through the acquisition of Abington Bancorp, Inc. (“Abington”);
      $2.0 billion acquired through the acquisition of Tower; and
      $367.6 million of internally-generated net loan growth, resulting in internal growth in loans and leases of 3.8% for the trailing four quarters.
    Commercial loans increased 19.8%.
    Real estate - construction loans increased 17.2%.
    Real estate secured - residential loans increased 48.3%.
    Real estate secured - commercial loans increased 31.0%.
    Consumer loans increased 18.7%.
    Leases increased 14.6%.

Third Quarter Results (Third Quarter 2012 vs. Third Quarter 2011) (Continued)

  Total deposits increased 33.1% from September 30, 2011 to $12.7 billion at September 30, 2012.

    Growth in total deposits consisted of:

      $857.3 million of deposits assumed in the Abington acquisition;
      $2.1 billion of deposits assumed in the Tower acquisition; and
      $235.5 million in organic deposit growth, resulting in organic deposit growth of 2.5% for the trailing four quarters.
    Non-interest-bearing demand deposits increased 37.4%.
    Interest-bearing demand deposits increased 44.2%.
    Savings deposits increased 28.1%.
    Time deposits increased 19.6%.
  Net interest margin increased 34 basis points to 3.92% compared to 3.58% for the third quarter of 2011, driven primarily by the balance sheet restructuring in the fourth quarter of 2011 and purchase accounting in connection with the Tower acquisition.
  The efficiency ratio for the third quarter of 2012 improved to 58.98% from 67.44% in the third quarter of 2011, in each case calculated after excluding pre-tax merger related expenses and loss on extinguishment of debt.
  Net charge-offs as a percentage of average loans and leases for the quarter ended September 30, 2012 was 0.62% compared to 0.96% for the third quarter of 2011. Non-performing assets as a percentage of loans, leases and foreclosed real estate was 1.16% at September 30, 2012 compared to 1.95% at September 30, 2011. The provision for loan and lease losses for the quarter ended September 30, 2012 was $16.0 million, compared to $25.0 million for the quarter ended September 30, 2011. The allowance for loan and lease losses was $186.9 million at September 30, 2012, representing 1.47% of total loans and leases and 158% of nonaccrual loans and leases, compared to $191.0 million at September 30, 2011, representing 1.97% of total loans and leases and 119% of nonaccrual loans and leases.
  Return on average assets and average tangible shareholders’ equity (1) for the third quarter ended September 30, 2012 finished at 0.81% and 12.41%, respectively. This compared to results of 0.42% and 6.66% for the same measurements, respectively, for the third quarter of 2011.
  Return on average assets and average tangible shareholders’ equity (1) for the first nine months of 2012 finished at 0.75% and 11.33%, respectively. This compared to results of 0.34% and 5.61% for the same measurements, respectively, for the first nine months of 2011.

(1) Return on average tangible shareholders’ equity is a non-GAAP based financial measure. Please refer to the calculations and management’s reasons for using this measure in the accompanying financial schedules.

Third Quarter Results (Third Quarter 2012 vs. Third Quarter 2011)(Continued)

  Susquehanna’s capital ratios continue to exceed management’s minimum targets, which are generally maintained at 100 basis points over proposed Basel III minimums, including the conservation buffers. The company’s tangible common ratio(2) and Tier 1 common to risk-weighted assets ratio were 7.84% and 10.07%, respectively, at September 30, 2012.

(2) The tangible common ratio is a non-GAAP based financial measure. Please refer to the calculations and management’s reasons for using this measure in the accompanying financial schedules.

Additional Events

  On October 15, 2012, Susquehanna redeemed $21.0 million in 9.0% subordinated notes originally issued by Tower Bancorp, Inc., at 100% of the principal amount plus accrued and unpaid interest.
  On October 17, 2012, Susquehanna’s board of directors declared a fourth quarter dividend of $0.07 per common share, payable November 20, 2012 to shareholders of record as of October 30, 2012. This represents a $0.01 increase from the third quarter dividend of $0.06 per share and marks the 5th increase since the first quarter of 2011.

Susquehanna will broadcast its third quarter 2012 results conference call over the Internet on October 25, 2012 at 11:00 a.m. Eastern time. The conference call will include management’s discussion of third quarter 2012 results. The discussion may also include forward-looking information and financial goals, including updates of previously disclosed financial goals. Investors will have the opportunity to listen to the conference call through a live broadcast on Susquehanna’s Web site. The event may be accessed by selecting "Investor Relations" near the top right of the home page then “Overview” and clicking on the third quarter webcast link. To listen to the live call, please go to the Web site at least fifteen minutes prior to the scheduled start time to download and install any necessary audio software. For those who are unable to listen to the live broadcast, an archived replay and podcast will be available on the Web site shortly after the call concludes.

Susquehanna is a financial services holding company with assets of more than $18 billion. Headquartered in Lititz, Pa., Susquehanna provides banking and financial services at 261 branch locations in the mid-Atlantic region. Through Susquehanna Wealth Management, the company offers investment, fiduciary, brokerage, insurance, retirement planning, and private banking services, with approximately $7.8 billion in assets under management and administration. Susquehanna also operates an insurance brokerage and employee benefits company, a commercial finance company and a vehicle leasing company. Investor information may be requested through Susquehanna’s Web site at www.susquehanna.net.

This press release contains certain financial information determined by methods other than in accordance with GAAP. Susquehanna’s management uses these non-GAAP measures in its analysis of the company’s performance. These non-GAAP financial measures require management to make judgments about the exclusion of certain items, and if different judgments were made, the amounts reported would be different. These measures typically exclude the effects of intangibles and related amortization and include the tax benefit associated with revenue items that are tax-exempt. Disclosures regarding these non-GAAP financial measures are included in the accompanying financial information.

The presentation of these non-GAAP financial measures is intended to supplement investors’ understanding of Susquehanna’s core business activities. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

This release includes forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of Susquehanna’s business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; changes in credit quality; inability to achieve merger-related synergies; difficulties in integrating distinct business operations; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in Susquehanna’s filings with the Securities and Exchange Commission. Susquehanna encourages readers of this release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. Forward-looking statements speak only as of the date they are made. Susquehanna does not intend to update publicly any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events except as required by law.

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

SUMMARY FINANCIAL INFORMATION
(in thousands, except per common share data)

						Nine Months YTD
	3Q12	2Q12	1Q12	4Q11	3Q11	2012	2011
Balance Sheet (EOP)
Investments	$2,908,404	$2,866,119	$2,756,836	$2,423,107	$2,691,287	$2,908,404	$2,691,287
Loans and leases	12,675,607	12,585,912	12,521,669	10,447,930	9,702,669	12,675,607	9,702,669
Allowance for loan and lease losses (ALLL)	186,897	190,628	194,730	188,100	190,960	186,897	190,960
Total assets	18,106,730	18,040,009	17,807,026	14,974,789	14,365,229	18,106,730	14,365,229
Deposits	12,725,379	12,690,524	12,563,541	10,290,472	9,558,631	12,725,379	9,558,631
Short-term borrowings	762,257	648,675	723,758	613,306	551,245	762,257	551,245
Federal Home Loan Bank (FHLB) borrowings	1,110,884	1,015,724	970,673	971,020	1,115,026	1,110,884	1,115,026
Other long-term debt	639,753	678,282	692,059	656,726	672,162	639,753	672,162
Shareholders' equity	2,584,682	2,544,730	2,512,584	2,189,628	2,035,845	2,584,682	2,035,845

Average Balance Sheet
Investments	$2,811,730	$2,704,232	$2,547,408	$2,645,227	$2,520,008	$2,688,242	$2,490,449
Loans and leases	12,612,477	12,527,713	11,411,592	10,358,071	9,646,189	12,185,491	9,617,097
Total earning assets	15,537,037	15,332,806	14,065,583	13,128,969	12,275,793	14,980,513	12,196,788
Total assets	18,021,108	17,799,678	16,274,773	15,274,808	14,162,662	17,367,580	14,055,428
Deposits	12,588,697	12,471,296	11,354,537	10,300,061	9,485,411	12,139,822	9,357,564
Other short-term borrowings	748,841	726,309	642,128	588,657	631,679	705,916	682,007
Federal Home Loan Bank (FHLB) borrowings	1,072,555	1,082,293	985,294	1,163,229	1,115,262	1,046,809	1,110,513
Other long-term debt	727,382	686,492	673,722	666,277	679,316	695,980	690,061
Shareholders' equity	2,562,092	2,537,250	2,348,326	2,217,036	2,019,706	2,482,846	2,001,353

Income Statement
Net interest income	$149,142	$152,670	$134,123	$115,201	$106,839	$435,934	$317,949
Provision for loan and lease losses	16,000	16,000	19,000	22,000	25,000	51,000	88,000
Noninterest income	43,661	39,811	39,515	71,347	36,800	122,987	111,321
Noninterest expense	122,910	121,475	120,355	162,395	100,745	364,740	297,785
Income before taxes	53,893	55,006	34,283	2,153	17,894	143,181	43,485
Provision for income taxes	17,161	17,213	10,810	(16,976)	2,934	45,183	7,709
Net income	36,732	37,793	23,473	19,129	14,960	97,998	35,776
Basic earnings per common share	0.20	0.20	0.14	0.12	0.12	0.54	0.28
Diluted earnings per common share	0.20	0.20	0.14	0.12	0.12	0.54	0.28
Cash dividends paid per common share	0.06	0.05	0.03	0.03	0.02	0.14	0.05

Asset Quality
Net charge-offs (NCOs)	$19,731	$20,102	$12,370	$24,860	$23,332	$52,203	$88,874

Nonaccrual loans and leases	$118,448	$127,250	$133,489	$156,478	$160,099	$118,448	$160,099
Foreclosed real estate	28,641	31,302	36,456	41,050	29,563	28,641	29,563
Total nonperforming assets (NPAs)	$147,089	$158,552	$169,945	$197,528	$189,662	$147,089	$189,662

Restructured loans	$56,823	$66,777	$72,081	$72,852	$62,331	$56,823	$62,331
Loans and leases 90 days past due	8,451	11,203	9,758	10,077	13,034	8,451	13,034

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

SUMMARY FINANCIAL INFORMATION
(in thousands, except per common share data)
						Nine Months YTD
	3Q12	2Q12	1Q12	4Q11	3Q11	2012	2011

Credit Quality
NCOs / Average loans and leases	0.62%	0.65%	0.44%	0.95%	0.96%	0.57%	1.24%
NPAs / Loans and leases + foreclosed real estate	1.16%	1.26%	1.35%	1.88%	1.95%	1.16%	1.95%
ALLL / Nonaccrual loans and leases	157.79%	149.81%	145.88%	120.21%	119.28%	157.79%	119.28%
ALLL / Total loans and leases	1.47%	1.51%	1.56%	1.80%	1.97%	1.47%	1.97%

Profitability
Return on average assets	0.81%	0.85%	0.58%	0.50%	0.42%	0.75%	0.34%
Return on average shareholders' equity	5.70%	5.99%	4.02%	3.42%	2.94%	5.27%	2.39%
Return on average tangible shareholders' equity (1)	12.41%	13.23%	8.36%	6.98%	6.66%	11.33%	5.61%
Net interest margin	3.92%	4.10%	3.94%	3.59%	3.58%	3.99%	3.61%
Efficiency ratio (1)	58.98%	60.21%	61.39%	66.34%	67.44%	60.15%	66.99%

Per Share Data (EOP)
Share price	$10.45	$10.28	$9.88	$8.38	$5.46	$10.45	$5.46
Stated book value per common share	13.86	13.67	13.48	13.96	15.65	13.86	15.65
Tangible book value per common share (1)	6.82	6.59	6.36	7.28	7.61	6.82	7.61
Price/Book Value	75.39%	75.20%	73.29%	60.03%	34.89%	75.39%	34.89%
Price/Tangible Book Value	153.23%	155.99%	155.35%	115.11%	71.75%	153.23%	71.75%
Number of outstanding shares ('000)	186,465	186,221	187,856	156,867	130,110	186,465	130,110

Capital Ratios
Tangible common ratio (1)	7.84%	7.61%	7.52%	8.50%	7.74%	7.84%	7.74%
Tier 1 common ratio	10.07%	9.97%	9.83%	10.76%	9.81%	10.07%	9.81%
Leverage ratio	8.97%	9.95%	10.79%	10.73%	10.39%	8.97%	10.39%
Tier 1 capital ratio	11.37%	12.63%	12.54%	13.65%	12.86%	11.37%	12.86%
Total risk-based capital ratio	13.14%	14.38%	14.30%	15.41%	14.93%	13.14%	14.93%

(1) Non-GAAP based financial measures. Please refer to the calculations and management's reasons for using these measures in Appendix A - GAAP to Non-GAAP Reconciliation

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30,	June 30,	March 31,	December 31,	September 30
	2012	2012	2012	2011	2011
	(in thousands, except share data)
Assets
Cash and due from banks	$380,100	$412,282	$350,793	$276,384	$254,074
Unrestricted short-term investments	24,826	31,239	27,067	55,761	31,040
Cash and cash equivalents	404,926	443,521	377,860	332,145	285,114
Interest-bearing deposits held by consolidated variable interest entities that can be used only to settle obligations of the consolidated variable interest entities	3,679	5,485	4,932	5,015	4,878
Restricted short-term investments	76,103	67,650	60,600	60,910	68,290
Securities available for sale	2,763,477	2,719,186	2,620,245	2,295,034	2,567,800
Restricted investment in bank stocks	144,927	146,933	136,591	128,073	123,487
Loans and leases, net of deferred costs and fees	12,503,737	12,409,181	12,337,688	10,257,161	9,503,538
Loans held by consolidated variable interest entities that can be used only to settle obligations of the consolidated variable interest entities	171,870	176,731	183,981	190,769	199,131
Less: Allowance for loan and lease losses	186,897	190,628	194,730	188,100	190,960
Net loans and leases	12,488,710	12,395,284	12,326,939	10,259,830	9,511,709
Premises and equipment, net	190,793	193,404	196,011	168,382	163,992
Other real estate and foreclosed assets	33,735	37,220	40,748	41,716	31,036
Accrued interest receivable	44,681	41,274	43,928	36,820	35,358
Bank-owned life insurance	448,866	449,023	447,686	405,296	359,908
Goodwill	1,268,761	1,269,205	1,264,892	1,018,031	1,018,031
Intangible assets with finite lives	44,549	47,831	53,662	29,081	27,661
Deferred income tax assets	30,682	47,914	35,776	6,344	5,147
Other assets	162,841	176,079	197,156	188,112	162,818
Total assets	$18,106,730	$18,040,009	$17,807,026	$14,974,789	$14,365,229
Liabilities and Shareholders' Equity
Deposits	$12,725,379	$12,690,524	$12,563,541	$10,290,472	$9,558,631
Federal Home Loan Bank short-term borrowings	1,000,000	900,000	850,000	900,000	400,000
Other short-term borrowings	762,257	648,675	723,758	613,306	551,245
Federal Home Loan Bank long-term borrowings	110,884	115,724	120,673	71,020	715,026
Other long-term debt	349,984	200,298	200,611	176,030	176,032
Junior subordinated debentures	171,370	346,393	346,395	323,317	323,221
Long-term debt of consolidated variable interest entities for which creditors do not have recourse to Susquehanna's general credit	118,399	131,591	145,053	157,379	172,909
Accrued interest, taxes, and expenses payable	72,060	83,102	69,787	50,670	47,841
Deferred income tax liabilities	0	0	0	25,827	48,620
Other liabilities	211,715	378,972	274,624	177,140	335,859
Total liabilities	15,522,048	15,495,279	15,294,442	12,785,161	12,329,384
Shareholders' equity:
Common stock	373,352	372,848	376,117	314,136	260,231
Treasury stock	(1,368)	(1,282)	(1,278)	(1,263)	(39)
Additional paid-in capital	1,645,692	1,643,474	1,638,562	1,397,152	1,298,607
Retained earnings	598,371	572,818	544,476	525,657	511,239
Accumulated other comprehensive loss	(31,365)	(43,128)	(45,293)	(46,054)	(34,193)
Total shareholders' equity	2,584,682	2,544,730	2,512,584	2,189,628	2,035,845
Total liabilities and shareholders' equity	$18,106,730	$18,040,009	$17,807,026	$14,974,789	$14,365,229

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

Loans and Leases and Deposits
(in thousands)
	Loans and Leases
	09/30/12	06/30/12	03/31/12	12/31/11	09/30/11
Commercial, financial, and agricultural	$2,168,708	$2,101,561	$2,088,948	$1,871,027	$1,810,664
Real estate - construction	904,285	936,996	993,819	829,221	771,734
Real estate secured - residential	4,047,761	3,970,115	3,945,565	3,212,562	2,728,934
Real estate secured - commercial	3,947,447	4,034,109	4,022,788	3,136,887	3,013,787
Consumer	829,760	805,490	775,913	722,329	698,804
Leases	777,646	737,641	694,636	675,904	678,746
Total loans and leases	$12,675,607	$12,585,912	$12,521,669	$10,447,930	$9,702,669

	Deposits
	09/30/12	06/30/12	03/31/12	12/31/11	09/30/11
Demand	$1,929,529	$1,940,990	$1,947,525	$1,569,811	$1,404,366
Interest-bearing demand	5,717,663	5,423,198	5,496,237	4,439,488	3,964,428
Savings	1,009,110	1,007,157	1,008,042	868,709	787,536
Time less than $100	2,341,623	2,441,902	2,527,383	2,157,282	2,024,999
Time of $100 or more	1,727,454	1,877,277	1,584,354	1,255,182	1,377,302
Total deposits	$12,725,379	$12,690,524	$12,563,541	$10,290,472	$9,558,631

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

Supplemental Loan and Lease Data
(in thousands)
	Nonaccrual Loans and Leases
	09/30/12	06/30/12	03/31/12	12/31/11	09/30/11
Commercial, financial, and agricultural	$10,572	$16,076	$20,616	$14,385	$14,421
Real estate - construction	22,534	25,985	30,644	37,727	37,487
Real estate secured - residential	30,740	31,723	33,137	41,922	41,238
Real estate secured - commercial	52,390	52,296	47,423	61,497	65,377
Consumer	211	263	505	0	0
Leases	2,001	907	1,164	947	1,576
Total nonaccrual loans and leases	$118,448	$127,250	$133,489	$156,478	$160,099

	Restructured Loans
	09/30/12	06/30/12	03/31/12	12/31/11	09/30/11
Commercial, financial, and agricultural	$7,254	$9,130	$9,547	$12,181	$11,820
Real estate - construction	943	3,979	3,980	3,902	0
Real estate secured - residential	20,828	16,494	15,167	17,634	13,389
Real estate secured - commercial	27,192	36,671	42,883	38,565	36,974
Consumer	606	503	504	570	148
Total restructured loans	$56,823	$66,777	$72,081	$72,852	$62,331

	Net Charge-offs (Recoveries)
	3Q 2012	2Q 2012	1Q 2012	4Q 2011	3Q 2011
Commercial, financial, and agricultural	$3,757	$7,145	$2,108	$1,557	$5,322
Real estate - construction	2,909	4,987	2,830	8,484	6,489
Real estate secured - residential	2,470	2,553	3,652	2,641	5,262
Real estate secured - commercial	9,439	4,485	2,271	10,897	5,612
Consumer	448	53	928	503	(99)
Leases	708	879	581	778	746
Total net charge-offs	$19,731	$20,102	$12,370	$24,860	$23,332

Susquehanna Bancshares, Inc. 26 North Cedar Street Lititz, PA 17543

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	Nine Months Ended September 30,
	2012	2012	2012	2011	2011	2012	2011
	(in thousands, except per share data)
Net interest income	$149,142	$152,670	$134,123	$115,201	$106,839	$435,934	$317,949
Provision for loan and lease losses	16,000	16,000	19,000	22,000	25,000	51,000	88,000
Net interest income, after provision for loan and lease losses	133,142	136,670	115,123	93,201	81,839	384,934	229,949
Noninterest Income:
Service charges on deposit accounts	9,013	8,583	7,674	7,689	8,206	25,270	24,039
Vehicle origination and servicing fees	2,470	2,226	1,924	1,984	1,979	6,620	5,878
Asset management fees	7,366	7,359	7,073	6,821	7,046	21,798	21,332
Income from fiduciary-related activities	2,485	2,539	2,622	1,827	1,819	7,647	5,507
Commissions on brokerage, life insurance and annuity sales	2,072	2,399	1,907	1,697	1,894	6,378	6,504
Commissions on property and casualty insurance sales	3,158	3,930	5,058	3,638	2,956	12,145	10,409
Other commissions and fees	5,387	4,800	4,643	4,147	7,075	14,830	19,581
Income from bank-owned life insurance	1,726	1,631	1,472	1,539	1,136	4,868	3,392
Net gain on sale of loans and leases	5,938	4,396	3,750	3,324	2,953	14,084	9,423
Net realized gain on acquisition	0	0	0	39,143	0	0	0
Net realized gain (loss) on sales of securities	31	1,361	385	(706)	1,653	1,777	4,584
Total other-than-temporary impairment, net of recoveries	136	4,676	(2,706)	(1,132)	(894)	2,106	(5,260)
Portion of recognized in other comprehensive income (before taxes)	(136)	(4,676)	2,562	828	679	(2,250)	2,200
Net impairment losses recognized in earnings	0	0	(144)	(304)	(215)	(144)	(3,060)
Other	4,015	587	3,151	548	298	7,714	3,732
Total noninterest income	43,661	39,811	39,515	71,347	36,800	122,987	111,321
Noninterest Expenses:
Salaries and employee benefits	62,236	64,524	57,958	51,515	53,315	184,718	157,719
Occupancy	11,350	11,725	10,810	9,948	8,982	33,886	27,499
Furniture and equipment	3,823	4,309	3,617	3,148	3,143	11,749	9,448
Advertising and marketing	2,947	3,287	3,054	2,846	3,138	9,288	8,624
FDIC insurance	5,275	4,769	5,178	4,219	3,596	15,222	12,383
Legal fees	2,012	1,907	2,053	2,542	2,823	5,972	6,759
Amortization of intangible assets	3,337	3,402	2,753	2,290	2,118	9,253	6,415
Vehicle lease disposal	1,401	1,745	1,836	2,851	2,676	4,981	7,733
Merger related	1,500	3,318	11,479	12,211	1,293	16,297	2,780
Loss on extinguishment of debt	5,451	0	0	50,020	0	5,451	0
Other	23,578	22,489	21,617	20,805	19,661	67,923	58,425
Total noninterest expenses	122,910	121,475	120,355	162,395	100,745	364,740	297,785
Income before income taxes	53,893	55,006	34,283	2,153	17,894	143,181	43,485
Provision (benefit) for income taxes	17,161	17,213	10,810	(16,976)	2,934	45,183	7,709
Net Income	$36,732	$37,793	$23,473	$19,129	$14,960	$97,998	$35,776

Earnings per common share:
Basic	$0.20	$0.20	$0.14	$0.12	$0.12	$0.54	$0.28
Diluted	$0.20	$0.20	$0.14	$0.12	$0.12	$0.54	$0.28
Cash dividends per common share	$0.06	$0.05	$0.03	$0.03	$0.02	$0.14	$0.05
Average common shares outstanding:
Basic	186,214	187,616	171,326	156,492	129,837	181,735	129,775
Diluted	187,004	188,301	171,973	156,802	129,895	182,487	129,846

Susquehanna Bancshares, Inc. 26 North Cedar Street Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY

Interest rates and interest differential-taxable equivalent basis

	Three Months Ended			Three Months Ended			Three Months Ended			Nine Months Ended			Nine Months Ended
	September 30, 2012			June 30, 2012			September 30, 2011			September 30, 2012			September 30, 2011
(Dollars in thousands)	Average Balance	Interest	Rate (%)	Average Balance	Interest	Rate (%)	Average Balance	Interest	Rate (%)	Average Balance	Interest	Rate (%)	Average Balance	Interest	Rate (%)
Assets
Short-term investments	$112,830	$36	0.13	$100,861	$35	0.14	$109,596	$29	0.10	$106,780	$101	0.13	$89,242	$80	0.12
Investment securities:
Taxable	2,421,414	13,434	2.21	2,329,950	14,054	2.43	2,120,258	14,988	2.80	2,306,402	41,277	2.39	2,088,386	47,712	3.05
Tax-exempt	390,316	5,568	5.68	374,282	5,571	5.99	399,750	6,089	6.04	381,840	16,927	5.92	402,063	18,375	6.11
Total investment securities	2,811,730	19,002	2.69	2,704,232	19,625	2.92	2,520,008	21,077	3.32	2,688,242	58,204	2.89	2,490,449	66,087	3.55
Loans and leases, (net):
Taxable	12,222,031	160,532	5.23	12,148,763	162,812	5.39	9,329,138	125,083	5.32	11,813,477	468,563	5.30	9,312,112	373,614	5.36
Tax-exempt	390,446	5,305	5.41	378,950	5,134	5.45	317,051	4,848	6.07	372,014	15,262	5.48	304,985	13,257	5.81
Total loans and leases	12,612,477	165,837	5.23	12,527,713	167,946	5.39	9,646,189	129,931	5.34	12,185,491	483,825	5.30	9,617,097	386,871	5.38

Total interest-earning assets	15,537,037	184,875	4.73	15,332,806	187,606	4.92	12,275,793	151,037	4.88	14,980,513	542,130	4.83	12,196,788	453,038	4.97
Allowance for loan and lease losses	(189,406)			(190,095)			(193,986)			(190,265)			(195,404)
Other non-earning assets	2,673,477			2,656,967			2,080,855			2,577,332			2,054,044

Total assets	$18,021,108			$17,799,678			$14,162,662			$17,367,580			$14,055,428

Liabilities
Deposits:
Interest-bearing demand	$5,537,196	4,817	0.35	$5,479,962	5,292	0.39	$3,796,621	4,999	0.52	$5,336,552	15,826	0.40	$3,712,438	15,842	0.57
Savings	1,002,981	274	0.11	1,004,829	332	0.13	796,735	275	0.14	979,190	936	0.13	794,693	869	0.15
Time	4,110,685	12,085	1.17	4,064,876	11,406	1.13	3,490,946	13,595	1.55	3,974,635	35,517	1.19	3,476,077	42,884	1.65
Other short-term borrowings	748,841	2,206	1.17	726,309	2,179	1.21	631,679	2,220	1.39	705,916	6,507	1.23	682,007	5,954	1.17
FHLB borrowings	1,072,555	3,553	1.32	1,082,293	3,459	1.29	1,115,262	10,967	3.90	1,046,809	9,970	1.27	1,110,513	32,188	3.88
Long-term debt	727,382	8,992	4.92	686,492	8,522	4.99	679,316	8,313	4.86	695,980	26,174	5.02	690,061	26,281	5.09

Total interest-bearing liabilities	13,199,640	31,927	0.96	13,044,761	31,190	0.96	10,510,559	40,369	1.52	12,739,082	94,930	1.00	10,465,789	124,018	1.58
Demand deposits	1,937,835			1,921,629			1,401,109			1,849,445			1,374,356
Other liabilities	321,541			296,038			231,288			296,207			213,930

Total liabilities	15,459,016			15,262,428			12,142,956			14,884,734			12,054,075

Equity	2,562,092			2,537,250			2,019,706			2,482,846			2,001,353

Total liabilities & shareholders' equity	$18,021,108			$17,799,678			$14,162,662			$17,367,580			$14,055,428

Net interest income / yield on average earning assets		$152,948	3.92		$156,416	4.10		$110,668	3.58		$447,200	3.99		$329,020	3.61
Taxable equivalent adjustment		(3,806)			(3,746)			(3,829)			(11,266)			(11,071)
Net interest income - as reported		$149,142			$152,670			$106,839			$435,934			$317,949

1. Average loan balances include non accrual loans.
2. Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.

3. For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

Susquehanna Bancshares, Inc. 26 North Cedar Street Lititz, PA 17543

Appendix A - GAAP to Non-GAAP Reconciliation
(Dollars and share data in thousands)						Nine Months
	3Q12	2Q12	1Q12	4Q11	3Q11	2012	2011
Efficiency Ratio
Other expense	$122,910	$121,475	$120,355	$162,395	$100,745	$364,740	$297,785
Less: Merger related expenses	(1,500)	(3,318)	(11,479)	(12,211)	(1,293)	(16,297)	(2,780)
Loss on extinguishment of debt	(5,451)	0	0	(50,020)	0	(5,451)	0
Noninterest operating expense (numerator)	$115,959	$118,157	$108,876	$100,164	$99,452	$342,992	$295,005

Taxable-equivalent net interest income	$152,948	156,416	137,837	118,780	110,668	447,200	329,020
Other income	43,661	39,811	39,515	71,347	36,800	122,987	111,321
Less: Net realized gain on acquisition	0	0	0	(39,143)	0	0	0
Denominator	$196,609	$196,227	$177,352	$150,984	$147,468	$570,187	$440,341
Efficiency ratio	58.98%	60.21%	61.39%	66.34%	67.44%	60.15%	66.99%

The efficiency ratio is a non-GAAP based financial measure. Management excludes merger-related expenses and certain other selected items when calculating this ratio, which is used to measure the relationship of operating expenses to revenues.

Tangible Common Ratio
End of period balance sheet data
Shareholders' equity	$2,584,682	$2,544,730	$2,512,584	$2,189,628	$2,035,845	$2,584,682	$2,035,845
Goodwill and other intangible assets (1)	(1,263,361)	(1,267,630)	(1,268,582)	(1,006,412)	(1,005,368)	(1,263,361)	(1,005,368)
Tangible common equity (numerator)	$1,321,321	$1,277,100	$1,244,002	$1,183,216	$1,030,477	$1,321,321	$1,030,477

Assets	$18,106,730	$18,040,009	$17,807,026	$14,974,789	$14,365,229	$18,106,730	$14,365,229
Goodwill and other intangible assets (1)	(1,263,361)	(1,267,630)	(1,268,582)	(1,047,112)	(1,045,692)	(1,263,361)	(1,045,692)
Tangible assets (denominator)	$16,843,369	$16,772,379	$16,538,444	$13,927,677	$13,319,537	$16,843,369	$13,319,537
Tangible common ratio	7.84%	7.61%	7.52%	8.50%	7.74%	7.84%	7.74%

The tangible common ratio is a non-GAAP based financial measure using non-GAAP based amounts. The most directly comparable GAAP-based measure is the ratio of common shareholders’ equity to total assets. In order to calculate tangible common shareholders equity and assets, our management subtracts the intangible assets from both the common shareholders’ equity and total assets. Tangible common equity is then divided by the tangible assets to arrive at the ratio. Management uses the ratio to assess the strength of our capital position.

(1) Net of applicable deferred income taxes

Susquehanna Bancshares, Inc. 26 North Cedar Street Lititz, PA 17543

Appendix A - GAAP to Non-GAAP Reconciliation
(Dollars and share data in thousands)						Nine Months
	3Q12	2Q12	1Q12	4Q11	3Q11	2012	2011
Return on Average Tangible Shareholders' Equity
Income statement data
Net income	$36,732	$37,793	$23,473	$19,129	$14,960	$97,998	$35,776
Amortization of intangibles, net of taxes at 35%	2,169	2,211	1,789	1,489	1,377	6,014	4,170
Net tangible income (numerator)	$38,901	$40,004	$25,262	$20,618	$16,337	$104,012	$39,946

Average balance sheet data
Shareholders' equity	$2,562,092	$2,537,250	$2,348,326	$2,217,036	$2,019,706	$2,482,846	$2,001,353
Goodwill and other intangible assets	(1,315,071)	(1,320,658)	(1,132,344)	(1,045,580)	(1,046,719)	(1,256,240)	(1,048,834)
Tangible common equity (denominator)	$1,247,021	$1,216,592	$1,215,982	$1,171,456	$972,987	$1,226,606	$952,519

Return on equity (GAAP basis)	5.70%	5.99%	4.02%	3.42%	2.94%	5.27%	2.39%
Effect of goodwill and other intangibles	6.71%	7.24%	4.34%	3.56%	3.72%	6.06%	3.22%
Return on average tangible shareholders' equity	12.41%	13.23%	8.36%	6.98%	6.66%	11.33%	5.61%

Return on average tangible shareholders’ equity is a non-GAAP based financial measure calculated using non-GAAP based amounts. The most directly comparable GAAP-based measure is return on average equity. We calculate return on average tangible shareholders’ equity by excluding the balance of intangible assets and their related amortization expense from our calculation of return on average equity. Management uses the return on average tangible equity in order to review our core operating results. Management believes that this is a better measure of our performance. In addition, this is consistent with the treatment by bank regulatory agencies, which excludes goodwill and other intangible assets from the calculation of risk-based capital ratios.

Tangible Book Value per Common Share
End of period balance sheet data
Shareholders' equity	$2,584,682	$2,544,730	$2,512,584	$2,189,628	$2,035,845	$2,584,682	$2,035,845
Goodwill and other intangible assets	(1,313,310)	(1,317,036)	(1,318,554)	(1,047,112)	(1,045,692)	(1,313,310)	(1,045,692)
Tangible common equity (numerator)	$1,271,372	$1,227,694	$1,194,030	$1,142,516	$990,153	$1,271,372	$990,153

Common shares outstanding (denominator)	186,465	186,221	187,856	156,867	130,110	186,465	130,110

Tangible book value per common share	$6.82	$6.59	$6.36	$7.28	$7.61	$6.82	$7.61

Tangible book value per share is a non-GAAP based financial measure calculated using non-GAAP based amounts. The most directly comparable GAAP based measure is book value per share. In order to calculate tangible book value per share, we divide tangible common equity, which is a non-GAAP based measure calculated as common shareholders’ equity less intangible assets, by the number of shares of common stock outstanding. In contrast, book value per share is calculated by dividing total common shareholders’ equity by the number of shares of common stock outstanding. Management uses tangible book value per share to assess our capital position and ratios.

CONTACT:
Susquehanna Bancshares, Inc.
INVESTOR RELATIONS CONTACT:
Carl D. Lundblad, Senior Vice President
(717) 625-6207
or
MEDIA RELATIONS CONTACT:
Stephen Trapnell, Director of Communication Strategies
(717) 625-6548